For Immediate Release

LPL Financial Announces Fourth Quarter and Full Year 2024 Results

Fourth Quarter 2024
Key Financial Results:
•Net Income was $271 million, translating to diluted earnings per share ("EPS") of $3.59, up 26% from a year ago
•Adjusted EPS* increased 21% year-over-year to $4.25
◦Gross profit* increased 22% year-over-year to $1,228 million
◦Core G&A* increased 16% year-over-year to $422 million
◦Adjusted EBITDA* increased 22% year-over-year to $585 million
Key Business Results:
•Total advisory and brokerage assets increased 29% year-over-year to $1.7 trillion
◦Advisory assets increased 30% year-over-year to $957 billion
◦Advisory assets as a percentage of total assets increased to 55.0%, up from 54.3% a year ago
•Total organic net new assets were $68 billion, representing 17% annualized growth
◦This included $40 billion of assets from Prudential Advisors ("Prudential"), and $2 billion of assets that off-boarded as part of the previously disclosed planned separation from misaligned large OSJs. Prior to these impacts, organic net new assets were $30 billion, translating to an 8% annualized growth rate
•Recruited assets(1) were a record of $79 billion
◦This included $63 billion of assets from Prudential
•Advisor count(2) was 28,888, up 5,202 sequentially and 6,228 year-over-year
◦This included approximately 2,200 advisors from Atria Wealth Solutions, Inc. ("Atria"), and approximately 2,800 advisors from Prudential
•Total client cash balances were $55 billion, an increase of $9 billion sequentially and $7 billion year-over-year
◦Client cash balances as a percentage of total assets were 3.2%, up from 2.9% in the prior quarter and down from 3.6% a year ago

Key Capital and Liquidity Results:
•Corporate cash(3) was $479 million
•Leverage ratio(4) was 1.89x
•Share repurchases were $100 million and dividends paid were $23 million

Full Year 2024
Key Financial Results:
•Net Income was $1.1 billion, translating to diluted EPS of $14.03, up 2% from a year ago
•Adjusted EPS* increased 5% year-over-year to $16.51
◦Gross profit* increased 12% year-over-year to $4.50 billion
◦Core G&A* increased 11% year-over-year to $1.52 billion
◦Adjusted EBITDA* increased 7% year-over-year to $2.22 billion
Key Business & Capital and Liquidity Results:
•Total organic net new assets were $141 billion, representing a 10% growth rate, up from 9% in 2023
•Recruited assets for the year were a record of $149 billion, up approximately 86% from a year ago
•Share repurchases were $170 million and dividends paid were $90 million

*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures

Key Updates
Large Institutions:
•Prudential: Onboarded the retail wealth management business of Prudential, with $63 billion of total assets, of which $40 billion transitioned onto our platform in Q4
•Wintrust Financial Corporation: In January 2025, onboarded the wealth management business of Wintrust Investments, LLC and certain private client business at Great Lakes Advisors, LLC (collectively, "Wintrust"), with $16 billion of brokerage and advisory assets, of which $15 billion transitioned onto our platform to-date
M&A:
•Atria: Closed the acquisition of Atria, and expect to complete the conversion in mid-2025
•The Investment Center, Inc. ("The Investment Center"): On track to close and convert the acquisition of The Investment Center in the first half of 2025
•Liquidity & Succession: Deployed approximately $81 million of capital to close 8 deals in Q4, including two external practices
Corporate Debt:
•Completed leverage-neutral refinancing of existing $1.0 billion Senior Secured Term Loan B with a new $1.0 billion Senior Unsecured Term Loan A
Core G&A:
•2024 Core G&A* was $1,515 million, within our outlook range of $1,510 million to $1,525 million
◦Prior to the impact of Prudential and Atria, 2024 Core G&A* increased by approximately 8%
•In 2025, we plan to slow the growth of Core G&A*, as our ongoing investments to scale our business are driving greater efficiencies
◦Our 2025 Core G&A* outlook range prior to Prudential and Atria is 6% to 8% year-over-year growth, or $1,560 million to $1,600 million
◦Including expenses related to Prudential and Atria, our 2025 Core G&A* outlook range is $1,730 million to $1,780 million
SAN DIEGO — January 30, 2025 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the "Company") today announced results for its fourth quarter ended December 31, 2024, reporting net income of $271 million, or $3.59 per share. This compares with $218 million, or $2.85 per share, in the fourth quarter of 2023 and $255 million, or $3.39 per share, in the prior quarter.
"2024 marked another milestone year for LPL," said Rich Steinmeier, CEO. "We delivered double-digit organic asset growth, including the onboarding of one of our largest institutional partners, closed on our acquisition of Atria, continued to advance our pioneering Liquidity & Succession program, and reported record adjusted earnings per share. Looking ahead to 2025, our business momentum and financial strength position us well to continue expanding our leadership across the advisor-mediated marketplace and delivering long-term shareholder value."

"In Q4, we delivered solid business and financial results," said Matt Audette, President and CFO. "As we look ahead, we remain excited about the opportunities we have to continue to drive growth, deliver operating leverage, and create long-term shareholder value."
Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on March 25, 2025 to all stockholders of record as of March 11, 2025.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, January 30, 2025. The conference call will be accessible and available for replay at investor.lpl.com/events.

Contacts
Investor Relations
investor.relations@lplfinancial.com

Media Relations
media.relations@lplfinancial.com
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) is among the fastest growing wealth management firms in the U.S. As a leader in the financial advisor-mediated marketplace(5), LPL supports nearly 29,000 financial advisors and the wealth management practices of approximately 1,200 financial institutions, servicing and custodying approximately $1.7 trillion in brokerage and advisory assets on behalf of approximately 6 million Americans. The firm provides a wide range of advisor affiliation models, investment solutions, fintech tools and practice management services, ensuring that advisors and institutions have the flexibility to choose the business model, services, and technology resources they need to run thriving businesses. For further information about LPL, please visit www.lpl.com.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial") or its affiliate LPL Enterprise, LLC ("LPL Enterprise"), both registered investment advisers and broker-dealers. Members FINRA/SIPC. LPL Financial serves as the clearing and carrying firm for accounts LPL Enterprise introduces to it.
LPL Financial and LPL Enterprise provide financial services only from the United States.
Throughout this communication, the terms "financial advisors" and "advisors" are used to refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial.

We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.

Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired, recruited or transitioned brokerage and advisory assets, including Atria, Prudential, The Investment Center and Wintrust;
•the Company's future financial and operating results, growth, plans, priorities and business strategies, including forecasts and statements related to the Company's ICA yield, service and fee revenue, transaction revenue, core G&A expense, promotional expense, share-based compensation expense, depreciation and amortization and share repurchases; and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of January 30, 2025 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•the failure to satisfy the closing conditions applicable to the Company's purchase agreement with The Investment Center, including regulatory approvals;
•difficulties and delays in onboarding the assets of acquired, recruited or transitioned advisors, including the receipt and timing of regulatory approvals that may be required;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's success in negotiating agreements with current or additional counterparties;
•the Company's strategy and success in managing client cash program fees;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions, and their ability to provide financial products and services effectively;
•whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•changes in the growth and profitability of the Company's fee-based offerings and asset-based revenues;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the cost of defending, settling and remediating issues related to regulatory matters or legal proceedings, including civil monetary penalties or actual costs of reimbursing customers for losses in excess of our reserves or insurance;
•changes made to the Company's services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;
•the execution of the Company's capital management plans, including its compliance with the terms of the Company's amended and restated credit agreement, the committed revolving credit facilities of the Company and LPL Financial, and the indentures governing the Company's senior unsecured notes;
•strategic acquisitions and investments, including pursuant to the Company's Liquidity & Succession solution, and the effect that such acquisitions and investments may have on the Company’s capital management plans and liquidity;
•the price, availability and trading volumes of shares of the Company's common stock, which will affect the timing and size of future share repurchases by the Company, if any;
•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;

•whether advisors affiliated with Atria, Prudential, The Investment Center, and Wintrust will transition registration to the Company and whether assets reported as serviced by such financial advisors will translate into assets of the Company;
•the performance of third-party service providers to which business processes have been transitioned;
•the Company's ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31,	September 30,		December 31,
	2024	2024	Change	2023	Change
REVENUE
Advisory	$1,595,834	$1,378,050	16%	$1,085,497	47%
Commission:
Sales-based	525,795	429,132	23%	355,958	48%
Trailing	439,668	377,400	16%	326,454	35%
Total commission	965,463	806,532	20%	682,412	41%
Asset-based:
Client cash	378,816	353,855	7%	352,661	7%
Other asset-based	290,962	272,336	7%	228,473	27%
Total asset-based	669,778	626,191	7%	581,134	15%
Service and fee	139,119	145,729	(5%)	130,680	6%
Transaction	61,535	58,546	5%	53,858	14%
Interest income, net	46,680	49,923	(6%)	43,312	8%
Other	33,942	43,423	(22%)	66,936	(49%)
Total revenue	3,512,351	3,108,394	13%	2,643,829	33%
EXPENSE
Advisory and commission	2,250,427	1,948,065	16%	1,607,978	40%
Compensation and benefits	321,933	266,415	21%	270,709	19%
Promotional	162,057	164,538	(2%)	126,800	28%
Depreciation and amortization	92,032	78,338	17%	67,936	35%
Interest expense on borrowings	81,979	67,779	21%	54,415	51%
Occupancy and equipment	75,538	69,879	8%	62,103	22%
Amortization of other intangibles	42,614	32,461	31%	28,618	49%
Brokerage, clearing and exchange	34,789	29,636	17%	25,917	34%
Professional services	32,055	26,295	22%	21,572	49%
Communications and data processing	18,772	17,916	5%	17,814	5%
Other	58,874	59,724	(1%)	66,180	(11%)
Total expense	3,171,070	2,761,046	15%	2,350,042	35%
INCOME BEFORE PROVISION FOR INCOME TAXES	341,281	347,348	(2%)	293,787	16%
PROVISION FOR INCOME TAXES	70,532	92,045	(23%)	76,232	(7%)
NET INCOME	$270,749	$255,303	6%	$217,555	24%
EARNINGS PER SHARE
Earnings per share, basic	$3.62	$3.41	6%	$2.89	25%
Earnings per share, diluted	$3.59	$3.39	6%	$2.85	26%
Weighted-average shares outstanding, basic	74,785	74,776	—%	75,228	(1%)
Weighted-average shares outstanding, diluted	75,337	75,405	—%	76,240	(1%)

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,
	2024	2023	Change
REVENUE
Advisory	$5,461,858	$4,135,681	32%
Commission:
Sales-based	1,763,232	1,252,783	41%
Trailing	1,542,255	1,299,840	19%
Total commission	3,305,487	2,552,623	29%
Asset-based:
Client cash	1,426,528	1,509,869	(6%)
Other asset-based	1,071,170	867,860	23%
Total asset-based	2,497,698	2,377,729	5%
Service and fee	552,020	508,437	9%
Transaction	236,274	199,939	18%
Interest income, net	187,606	159,415	18%
Other	144,164	119,024	21%
Total revenue	12,385,107	10,052,848	23%
EXPENSE
Advisory and commission	7,751,006	5,915,807	31%
Compensation and benefits	1,136,717	979,681	16%
Promotional	589,339	459,233	28%
Depreciation and amortization	308,527	246,994	25%
Occupancy and equipment	281,210	248,620	13%
Interest expense on borrowings	274,181	186,804	47%
Amortization of other intangibles	135,234	107,211	26%
Brokerage, clearing and exchange	127,941	105,984	21%
Professional services	93,729	72,583	29%
Communications and data processing	75,838	75,717	—%
Other	218,493	209,439	4%
Total expense	10,992,215	8,608,073	28%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,392,892	1,444,775	(4%)
PROVISION FOR INCOME TAXES	334,276	378,525	(12%)
NET INCOME	$1,058,616	$1,066,250	(1%)
EARNINGS PER SHARE
Earnings per share, basic	$14.17	$13.88	2%
Earnings per share, diluted	$14.03	$13.69	2%
Weighted-average shares outstanding, basic	74,713	76,807	(3%)
Weighted-average shares outstanding, diluted	75,427	77,861	(3%)

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
ASSETS
Cash and equivalents	$967,079	$1,474,954	$465,671
Cash and equivalents segregated under federal or other regulations	1,597,249	1,382,867	2,007,312
Restricted cash	119,724	104,881	108,180
Receivables from clients, net	633,834	622,015	588,585
Receivables from brokers, dealers and clearing organizations	76,545	53,763	50,069
Advisor loans, net	2,281,088	1,913,363	1,479,690
Other receivables, net	902,777	802,186	743,317
Investment securities ($42,267, $94,694 and $76,088 at fair value at December 31, 2024, September 30, 2024 and December 31, 2023, respectively)	57,481	111,096	91,311
Property and equipment, net	1,210,027	1,144,676	933,091
Goodwill	2,172,873	1,868,193	1,856,648
Other intangibles, net	1,482,988	782,426	671,585
Other assets	1,815,739	1,681,455	1,390,021
Total assets	$13,317,404	$11,941,875	$10,385,480
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$1,898,665	$2,039,140	$2,266,176
Payables to brokers, dealers and clearing organizations	129,228	211,054	163,337
Accrued advisory and commission expenses payable	323,996	252,881	216,541
Corporate debt and other borrowings, net	5,494,724	4,441,913	3,734,111
Accounts payable and accrued liabilities	588,450	485,927	485,963
Other liabilities	1,951,739	1,739,209	1,440,373
Total liabilities	10,386,802	9,170,124	8,306,501
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 130,914,541, 130,779,259 shares and 130,233,328 shares issued at December 31, 2024, September 30, 2024 and December 31, 2023, respectively	131	131	130
Additional paid-in capital	2,066,268	2,059,207	1,987,684
Treasury stock, at cost — 56,253,909, 55,968,552 shares and 55,576,970 shares at December 31, 2024, September 30, 2024 and December 31, 2023, respectively	(4,202,322)	(4,102,319)	(3,993,949)
Retained earnings	5,066,525	4,814,732	4,085,114
Total stockholders’ equity	2,930,602	2,771,751	2,078,979
Total liabilities and stockholders’ equity	$13,317,404	$11,941,875	$10,385,480

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q4 2024	Q3 2024	Change	Q4 2023	Change
Gross Profit(6)
Advisory	$1,595,834	$1,378,050	16%	$1,085,497	47%
Trailing commissions	439,668	377,400	16%	326,454	35%
Sales-based commissions	525,795	429,132	23%	355,958	48%
Advisory fees and commissions	2,561,297	2,184,582	17%	1,767,909	45%
Production-based payout(7)	(2,248,674)	(1,910,634)	18%	(1,548,540)	45%
Advisory fees and commissions, net of payout	312,623	273,948	14%	219,369	43%
Client cash(8)	397,001	372,333	7%	373,979	6%
Other asset-based(9)	290,962	272,336	7%	228,473	27%
Service and fee	139,119	145,729	(5%)	130,680	6%
Transaction	61,535	58,546	5%	53,858	14%
Interest income, net(10)	28,481	31,428	(9%)	21,975	30%
Other revenue(11)	32,705	3,392	n/m	4,636	n/m
Total net advisory fees and commissions and attachment revenue	1,262,426	1,157,712	9%	1,032,970	22%
Brokerage, clearing and exchange expense	(34,789)	(29,636)	17%	(25,917)	34%
Gross Profit(6)	1,227,637	1,128,076	9%	1,007,053	22%

G&A Expense
Core G&A(12)	421,894	359,134	17%	364,469	16%
Regulatory charges (13)	7,335	24,879	(71%)	8,905	(18%)
Promotional (ongoing)(14)(15)	173,191	175,605	(1%)	138,457	25%
Acquisition costs(15)	37,261	22,243	68%	34,931	7%
Employee share-based compensation	26,067	20,289	28%	15,535	68%
Total G&A	665,748	602,150	11%	562,297	18%
Loss on extinguishment of debt	3,983	—	100%	—	100%
EBITDA(16)	557,906	525,926	6%	444,756	25%
Depreciation and amortization	92,032	78,338	17%	67,936	35%
Amortization of other intangibles	42,614	32,461	31%	28,618	49%
Interest expense on borrowings	81,979	67,779	21%	54,415	51%
INCOME BEFORE PROVISION FOR INCOME TAXES	341,281	347,348	(2%)	293,787	16%
PROVISION FOR INCOME TAXES	70,532	92,045	(23%)	76,232	(7%)
NET INCOME	$270,749	$255,303	6%	$217,555	24%
Earnings per share, diluted	$3.59	$3.39	6%	$2.85	26%
Weighted-average shares outstanding, diluted	75,337	75,405	—%	76,240	(1%)
Adjusted EBITDA(16)	$584,783	$566,169	3%	$479,687	22%
Adjusted EPS(17)	$4.25	$4.16	2%	$3.51	21%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Change	Q4 2023	Change
Market Drivers
S&P 500 Index (end of period)	5,882	5,762	2%	4,770	23%
Russell 2000 Index (end of period)	2,230	2,230	—%	2,027	10%
Fed Funds daily effective rate (average bps)	466	527	(61bps)	533	(67bps)

Advisory and Brokerage Assets(18)
Advisory assets	$957.0	$892.0	7%	$735.8	30%
Brokerage assets	783.7	700.1	12%	618.2	27%
Total Advisory and Brokerage Assets	$1,740.7	$1,592.1	9%	$1,354.1	29%
Advisory as a % of Total Advisory and Brokerage Assets	55.0%	56.0%	(100bps)	54.3%	70bps

Assets by Platform
Corporate advisory assets(19)	$678.3	$618.8	10%	$496.5	37%
Independent RIA advisory assets(19)	278.7	273.2	2%	239.3	16%
Brokerage assets	783.7	700.1	12%	618.2	27%
Total Advisory and Brokerage Assets	$1,740.7	$1,592.1	9%	$1,354.1	29%

Centrally Managed Assets
Centrally managed assets(20)	$160.0	$138.1	16%	$112.1	43%
Centrally Managed as a % of Total Advisory Assets	16.7%	15.5%	120bps	15.2%	150bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Change	Q4 2023	Change
Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$49.3	$23.2	n/m	$20.5	n/m
Organic net new brokerage assets	18.8	3.8	n/m	4.2	n/m
Total Organic Net New Assets	$68.0	$27.0	n/m	$24.7	n/m

Acquired Net New Assets(21)
Acquired net new advisory assets	$21.8	$0.5	n/m	$—	n/m
Acquired net new brokerage assets	67.5	0.1	n/m	—	n/m
Total Acquired Net New Assets	$89.3	$0.6	n/m	$—	n/m

Total Net New Assets(21)
Net new advisory assets	$71.1	$23.7	n/m	$20.5	n/m
Net new brokerage assets	86.2	3.8	n/m	4.2	n/m
Total Net New Assets	$157.3	$27.5	n/m	$24.7	n/m

Net brokerage to advisory conversions(22)	$4.8	$3.5	n/m	$2.6	n/m
Organic advisory NNA annualized growth(23)	22.1%	11.2%	n/m	12.4%	n/m
Total organic NNA annualized growth(23)	17.1%	7.2%	n/m	8.0%	n/m

Net New Advisory Assets(21)
Corporate RIA net new advisory assets	$64.5	$24.0	n/m	$15.9	n/m
Independent RIA net new advisory assets	6.6	(0.3)	n/m	4.6	n/m
Total Net New Advisory Assets	$71.1	$23.7	n/m	$20.5	n/m
Centrally managed net new advisory assets(21)	$24.9	$4.4	n/m	$3.0	n/m

Net buy (sell) activity(24)	$38.3	$37.7	n/m	$32.8	n/m
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Client Cash Data
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Change	Q4 2023	Change
Client Cash Balances (in billions)(25)
Insured cash account sweep	$38.3	$32.1	19%	$34.5	11%
Deposit cash account sweep	10.7	9.6	11%	9.3	15%
Total Bank Sweep	49.0	41.7	18%	43.8	12%
Money market sweep	4.3	2.3	87%	2.4	79%
Total Client Cash Sweep Held by Third Parties	53.3	44.0	21%	46.2	15%
Client cash account (CCA)(26)	1.8	1.8	—%	2.0	(10%)
Total Client Cash Balances	$55.1	$45.8	20%	$48.2	14%
Client Cash Balances as a % of Total Assets	3.2%	2.9%	30bps	3.6%	(40bps)
Note: Totals may not foot due to rounding.

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
Interest-Earnings Assets	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)	Average Balance (in billions)	Revenue	Net Yield (bps)(27)
Insured cash account sweep	$34.8	$292,661	335	$31.1	$259,503	332	$33.3	$266,058	317
Deposit cash account sweep	9.8	83,879	340	9.2	92,765	400	8.9	84,901	379
Total Bank Sweep	44.6	376,540	336	40.3	352,268	348	42.2	350,959	330
Money market sweep	3.3	2,277	28	2.3	1,587	28	2.4	1,702	28
Total Client Cash Held By Third Parties	47.9	378,817	315	42.6	353,855	330	44.6	352,661	314
Client cash account (CCA)(26)	1.8	18,184	407	1.6	18,478	472	1.8	21,318	475
Total Client Cash	49.7	397,001	318	44.2	372,333	335	46.4	373,979	320
Margin receivables	0.6	11,506	829	0.5	11,199	885	0.5	10,874	878
Other interest revenue	1.3	16,975	524	1.5	20,229	533	0.9	11,101	507
Total Client Cash and Interest Income, Net	$51.6	$425,482	329	$46.2	$403,761	348	$47.7	$395,954	329
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	December 2024	November 2024	Change	October 2024	September 2024
Advisory and Brokerage Assets(18)
Advisory assets	$957.0	$973.8	(2%)	$910.6	$892.0
Brokerage assets	783.7	785.6	—%	762.7	700.1
Total Advisory and Brokerage Assets	$1,740.7	$1,759.3	(1%)	$1,673.3	$1,592.1

Organic Net New Assets (NNA)(21)
Organic net new advisory assets	$12.5	$27.9	n/m	$8.8	$11.0
Organic net new brokerage assets	12.9	6.3	n/m	(0.5)	0.5
Total Organic Net New Assets	$25.5	$34.2	n/m	$8.3	$11.4

Acquired Net New Assets(21)
Acquired net new advisory assets	$—	$0.5	n/m	$21.3	$0.2
Acquired net new brokerage assets	0.2	0.3	n/m	67.0	$0.1
Total Acquired Net New Assets	$0.3	$0.8	n/m	$88.3	$0.3

Total Net New Assets(21)
Net new advisory assets	$12.6	$28.4	n/m	$30.1	$11.2
Net new brokerage assets	13.2	6.6	n/m	66.5	0.5
Total Net New Assets	$25.8	$35.0	n/m	$96.6	$11.7
Net brokerage to advisory conversions(22)	$2.0	$1.7	n/m	$1.1	$1.2

Client Cash Balances(25)
Insured cash account sweep	$38.3	$34.8	10%	$34.7	$32.1
Deposit cash account sweep	10.7	9.9	8%	9.7	9.6
Total Bank Sweep	49.0	44.7	10%	44.4	41.7
Money market sweep	4.3	4.3	—%	2.6	2.3
Total Client Cash Sweep Held by Third Parties	53.3	49.0	9%	47.0	44.0
Client cash account (CCA)(26)	1.8	1.5	20%	1.3	1.8
Total Client Cash Balances	55.1	50.5	9%	48.3	45.8

Net buy (sell) activity(24)	$13.5	$12.4	n/m	$12.5	$12.2

Market Drivers
S&P 500 Index (end of period)	5,882	6,032	(2%)	5,705	5,762
Russell 2000 Index (end of period)	2,230	2,435	(8%)	2,197	2,230
Fed Funds effective rate (average bps)	448	465	(17bps)	483	513
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Change	Q4 2023	Change
Commission Revenue by Product
Annuities	$561,918	$481,852	17%	$408,480	38%
Mutual funds	232,529	193,451	20%	167,392	39%
Fixed income	59,332	55,707	7%	40,441	47%
Equities	45,829	36,786	25%	29,920	53%
Other	65,855	38,736	70%	36,179	82%
Total commission revenue	$965,463	$806,532	20%	$682,412	41%

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$314,591	$265,955	18%	$221,070	42%
Mutual funds	52,908	42,310	25%	37,016	43%
Fixed income	59,332	55,707	7%	40,441	47%
Equities	45,829	36,786	25%	29,920	53%
Other	53,135	28,374	87%	27,511	93%
Total sales-based commissions	$525,795	$429,132	23%	$355,958	48%
Trailing commissions
Annuities	$247,327	$215,897	15%	$187,410	32%
Mutual funds	179,621	151,141	19%	130,376	38%
Other	12,720	10,362	23%	8,668	47%
Total trailing commissions	$439,668	$377,400	16%	$326,454	35%
Total commission revenue	$965,463	$806,532	20%	$682,412	41%

Payout Rate(7)	87.79%	87.46%	33bps	87.59%	20bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Q4 2023
Cash and equivalents	$967,079	$1,474,954	$465,671
Cash at regulated subsidiaries	(884,779)	(992,450)	(410,313)
Excess cash at regulated subsidiaries per the Credit Agreement	397,138	225,886	128,327
Corporate Cash(3)	$479,438	$708,390	$183,685

Corporate Cash(3)
Cash at the Parent	$39,782	$435,109	$26,587
Excess cash at regulated subsidiaries per the Credit Agreement	397,138	225,886	128,327
Cash at non-regulated subsidiaries	42,518	47,395	28,771
Corporate Cash	$479,438	$708,390	$183,685

Leverage Ratio
Total debt	$5,517,000	$4,469,175	$3,757,200
Total corporate cash	479,438	708,390	183,685
Credit Agreement Net Debt	$5,037,562	$3,760,785	$3,573,515
Credit Agreement EBITDA (trailing twelve months)(28)	$2,665,033	$2,340,886	$2,194,807
Leverage Ratio	1.89x	1.61x	1.63x

	December 31, 2024
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$1,047,000	ABR+37.5 bps / SOFR+147.5 bps	6.007%	5/20/2029
Broker-Dealer Revolving Credit Facility	—	SOFR+135 bps	5.840%	5/19/2025
Senior Unsecured Term Loan A	1,020,000	SOFR+147.5 bps(b)	6.000%	12/5/2026
Senior Unsecured Notes	500,000	5.700% Fixed	5.700%	5/20/2027
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	750,000	6.750% Fixed	6.750%	11/17/2028
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Senior Unsecured Notes	500,000	6.000% Fixed	6.000%	5/20/2034
Total / Weighted Average	$5,517,000		5.532%

(a)Secured borrowing capacity of $2.25 billion at LPL Holdings, Inc. (the "Parent").
(b)The SOFR rate option is a one-month SOFR rate and subject to an interest rate floor of 0 bps.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2024	Q3 2024	Change	Q4 2023	Change
Advisors
Advisors	28,888	23,686	22%	22,660	27%
Net new advisors	5,202	224	n/m	256	n/m
Annualized advisory fees and commissions per advisor(29)	$390	$371	5%	$314	24%
Average total assets per advisor ($ in millions)(30)	$60.3	$67.2	(10%)	$59.8	1%
Transition assistance loan amortization ($ in millions)(31)	$76.3	$69.1	10%	$55.1	38%
Total client accounts (in millions)	10.0	8.7	15%	8.3	20%

Employees	7,780	7,342	6%	7,372	6%

Services Group
Services Group subscriptions(32)
Professional Services	1,925	1,890	2%	1,895	2%
Business Optimizers	3,980	3,798	5%	3,363	18%
Planning and Advice	799	735	9%	548	46%
Total Services Group subscriptions	6,704	6,423	4%	5,806	15%
Services Group advisor count	4,521	4,340	4%	3,850	17%

AUM retention rate (quarterly annualized)(33)	97.3%	97.0%	30bps	98.4%	(110bps)

Capital Management
Capital expenditures ($ in millions)(34)	$165.5	$147.1	13%	$105.9	56%
Acquisitions, net ($ in millions)(35)	$847.9	$34.1	n/m	$92.9	n/m

Share repurchases ($ in millions)	$100.0	$—	100%	$225.0	(56%)
Dividends ($ in millions)	22.5	22.4	—%	22.6	—%
Total Capital Returned ($ in millions)	$122.5	$22.4	n/m	$247.6	(51%)
Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Adjusted EPS and Adjusted net income
Adjusted EPS is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles, acquisition costs, certain regulatory charges, losses on extinguishment of debt, and amounts related to the departure of the Company's former Chief Executive Officer, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and adjusted EPS because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items, acquisition costs, and certain other charges that management does not believe impact the Company’s ongoing operations. Adjusted net income and adjusted EPS are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense; brokerage, clearing and exchange expense; and market fluctuations on employee deferred compensation. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; market fluctuations on employee deferred compensation; losses on extinguishment of debt; promotional (ongoing); employee share-based compensation; regulatory charges; and acquisition costs. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures in this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly, a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA and Adjusted EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus acquisition costs, certain regulatory charges, amounts related to the departure of the Company's former Chief Executive Officer, and losses on extinguishment of debt. The Company presents EBITDA and adjusted EBITDA because management believes that they can be useful financial metrics in understanding the Company’s earnings from operations. EBITDA and adjusted EBITDA are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA and adjusted EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's primary broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor, or one of Atria’s seven introducing broker-dealer subsidiaries.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial, LPL Enterprise, LLC, The Private Trust Company, N.A. and certain of Atria's introducing broker-dealer subsidiaries, in excess of the capital requirements of the Company's Credit Agreement and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5)    The Company was named a Top RIA custodian (Cerulli Associates, 2024 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Total revenue(a)	$3,512,351	$3,108,394	$2,643,829
Advisory and commission expense	2,250,427	1,948,065	1,607,978
Brokerage, clearing and exchange expense	34,789	29,636	25,917
Employee deferred compensation	(502)	2,617	2,881
Gross profit(a)	$1,227,637	$1,128,076	$1,007,053
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.
Below is a calculation of gross profit for the years presented (in thousands):

	Years Ended December 31,
	2024	2023
Total revenue(a)	$12,385,107	$10,052,848
Advisory and commission expense	7,751,006	5,915,807
Brokerage, clearing and exchange expense	127,941	105,984
Employee deferred compensation	4,815	4,101
Gross profit(a)	$4,501,345	$4,026,956
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q4 2024	Q3 2024	Q4 2023
Advisory and commission expense	$2,250,427	$1,948,065	$1,607,978
Less: Advisor deferred compensation	(1,753)	(37,431)	(59,438)
Production-based payout	$2,248,674	$1,910,634	$1,548,540

Advisory and commission revenue	$2,561,297	$2,184,582	$1,767,909

Payout rate	87.79%	87.46%	87.59%
(8) Below is a reconciliation of client cash revenue per Management's Statements of Operations to client cash revenue, a component of asset-based revenue, on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Client cash on Management's Statement of Operations	$397,001	$372,333	$373,979
Interest income on CCA balances segregated under federal or other regulations(10)	(18,185)	(18,478)	(21,318)
Client cash on Consolidated Statements of Income	$378,816	$353,855	$352,661
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services but does not include fees from client cash programs.
(10) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of interest income, net per Management's Statements of Operations to interest income, net on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Interest income, net on Management's Statement of Operations	$28,481	$31,428	$21,975
Interest income on CCA balances segregated under federal or other regulations(8)	18,185	18,478	21,318
Interest income on deferred compensation	14	17	19
Interest income, net on Consolidated Statements of Income	$46,680	$49,923	$43,312
(11) During the first quarter of 2024, the Company disaggregated the activity previously reported in the interest income and other, net line item into its interest income, net and other revenue components. Prior period amounts have been reclassified to conform to the current presentation. Below is a reconciliation of other revenue per Management's Statements of Operations to other revenue on the Company's consolidated statements of income for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Other revenue on Management's Statement of Operations(a)	$32,705	$3,392	$4,636
Interest income on deferred compensation	(14)	(17)	(19)
Deferred compensation	1,251	40,048	62,319
Other revenue on Consolidated Statements of Income	$33,942	$43,423	$66,936
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards.

(12)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Core G&A Reconciliation
Total expense	$3,171,070	$2,761,046	$2,350,042
Advisory and commission	(2,250,427)	(1,948,065)	(1,607,978)
Depreciation and amortization	(92,032)	(78,338)	(67,936)
Interest expense on borrowings	(81,979)	(67,779)	(54,415)
Brokerage, clearing and exchange	(34,789)	(29,636)	(25,917)
Amortization of other intangibles	(42,614)	(32,461)	(28,618)
Employee deferred compensation	502	(2,617)	(2,881)
Loss on extinguishment of debt	(3,983)	(—)	(—)
Total G&A	665,748	602,150	562,297
Promotional (ongoing)(14)(15)	(173,191)	(175,605)	(138,457)
Acquisition costs(15)	(37,261)	(22,243)	(34,931)
Employee share-based compensation	(26,067)	(20,289)	(15,535)
Regulatory charges (13)	(7,335)	(24,879)	(8,905)
Core G&A	$421,894	$359,134	$364,469
Below is a reconciliation of the Company's total expense to core G&A for the years presented (in thousands):

	Years Ended December 31,
	2024	2023
Core G&A Reconciliation
Total expense	$10,992,215	$8,608,073
Advisory and commission	(7,751,006)	(5,915,807)
Depreciation and amortization	(308,527)	(246,994)
Interest expense on borrowings	(274,181)	(186,804)
Amortization of other intangibles	(135,234)	(107,211)
Brokerage, clearing and exchange	(127,941)	(105,984)
Employee deferred compensation	(4,815)	(4,101)
Loss on extinguishment of debt	(3,983)	—
Total G&A	2,386,528	2,041,172
Promotional (ongoing)(14)(15)	(628,938)	(486,326)
Regulatory charges(13)	(47,278)	(71,320)
Employee share-based compensation	(88,957)	(66,024)
Acquisition costs(15)	(105,905)	(48,103)
Core G&A	$1,515,450	$1,369,399

(13) Regulatory charges for the three months ended September 30, 2024 and year ended December 31, 2024 include charges related to a settlement with the SEC to resolve the Company's civil investigation of certain elements of the Company’s Anti-Money Laundering ("AML") compliance program. The Company has recorded an $18.0 million charge for the quarter ended September 30, 2024 and reached a settlement with the staff of the SEC and paid the civil monetary penalty in January 2025. Regulatory charges for the year ended December 31, 2023 include a $40.0 million charge to reflect the amount of the penalty related to the SEC's civil investigation of the Company’s compliance with records preservation requirements for business-related electronic communications that was not covered by the Company’s captive insurance subsidiary. The Company reached a settlement with the staff of the SEC and paid the civil monetary penalty of $50.0 million in August 2024.
(14) Promotional (ongoing) includes $13.4 million, $13.0 million and $12.5 million for the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs. Promotional (ongoing) includes $46.6 million and $30.7 million of such support costs for the twelve months ended December 31, 2024 and 2023, respectively.
(15) Acquisition costs include the costs to setup, onboard and integrate acquired entities and other costs that were incurred as a result of the acquisitions. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
Acquisition costs
Fair value mark on contingent consideration(36)	$11,249	$5,849	$26,712
Compensation and benefits	15,950	8,352	2,829
Professional services	7,357	6,685	3,664
Promotional(14)	2,235	1,964	863
Other	470	(607)	863
Acquisition costs	$37,261	$22,243	$34,931

The below table summarizes the primary components of acquisition costs for the years presented (in thousands):

	Years Ended December 31,
	2024	2023
Acquisition costs
Fair value mark on contingent consideration(36)	$41,721	$26,712
Professional services	20,855	10,044
Compensation and benefits	34,980	6,069
Promotional(14)	7,006	3,593
Other	1,343	1,685
Acquisition costs	$105,905	$48,103

(16) EBITDA and adjusted EBITDA are non-GAAP financial measures. Please see a description of EBITDA and adjusted EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA and adjusted EBITDA for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
EBITDA and adjusted EBITDA Reconciliation
Net income	$270,749	$255,303	$217,555
Interest expense on borrowings	81,979	67,779	54,415
Provision for income taxes	70,532	92,045	76,232
Depreciation and amortization	92,032	78,338	67,936
Amortization of other intangibles	42,614	32,461	28,618
EBITDA	$557,906	$525,926	$444,756
Regulatory charges(13)	—	18,000	—
Acquisition costs(15)	37,261	22,243	34,931
Departure of former Chief Executive Officer(a)	(14,367)	—	—
Loss on extinguishment of debt	3,983	—	—
Adjusted EBITDA	$584,783	$566,169	$479,687
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
The below table is a reconciliation of net income to EBITDA and adjusted EBITDA for the years presented (in thousands):

	2024	2023
EBITDA and adjusted EBITDA Reconciliation
Net income	$1,058,616	$1,066,250
Interest expense on borrowings	274,181	186,804
Provision for income taxes	334,276	378,525
Depreciation and amortization	308,527	246,994
Amortization of other intangibles	135,234	107,211
EBITDA	$2,110,834	$1,985,784
Regulatory charges(13)	18,000	40,000
Acquisition costs(15)	105,905	48,103
Departure of former Chief Executive Officer(a)	(14,367)	—
Loss on extinguishment of debt	3,983	—
Adjusted EBITDA	$2,224,355	$2,073,887
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.

(17) Adjusted net income and adjusted EPS are non-GAAP financial measures. Please see a description of adjusted net income and adjusted EPS under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the periods presented (in thousands, except per share data):

	Q4 2024		Q3 2024		Q4 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$270,749	$3.59	$255,303	$3.39	$217,555	$2.85
Regulatory charges(13)	—	—	18,000	0.24	—	—
Amortization of other intangibles	42,614	0.57	32,461	0.43	28,618	0.38
Acquisition costs(15)	37,261	0.49	22,243	0.29	34,931	0.46
Departure of former Chief Executive Officer(a)	(14,367)	(0.19)	—	—	—	—
Loss on extinguishment of debt	3,983	0.05	—	—	—	—
Tax benefit	(19,978)	(0.27)	(14,650)	(0.19)	(13,789)	(0.18)
Adjusted net income / adjusted EPS	$320,262	$4.25	$313,357	$4.16	$267,315	$3.51
Diluted share count	75,337		75,405		76,240
Note: Totals may not foot due to rounding.
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
Below is a reconciliation of net income and earnings per diluted share to adjusted net income and adjusted EPS for the years presented (in thousands, except per share data):

	Years Ended December 31,
	2024		2023
	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$1,058,616	$14.03	$1,066,250	$13.69
Regulatory charges(13)	18,000	0.24	40,000	0.51
Amortization of other intangibles	135,234	1.79	107,211	1.38
Acquisition costs(15)	105,905	1.40	48,103	0.62
Departure of former Chief Executive Officer(a)	(14,367)	(0.19)	—	—
Loss on extinguishment of debt	3,983	0.05	—	—
Tax benefit	(62,089)	(0.82)	(37,418)	(0.48)
Adjusted net income / adjusted EPS	$1,245,282	$16.51	$1,224,146	$15.72
Diluted share count	75,427		77,861
Note: Totals may not foot due to rounding.
(a)The departure of the Company's former Chief Executive Officer resulted in other income of $26.4 million during the three months ended December 31, 2024 related to the clawback of share-based compensation awards which was offset by share-based compensation expense of $12.0 million related to the modification of certain stock options that were retained as per the settlement agreement that the Company reached with the former Chief Executive Officer.
(18) Consists of total advisory and brokerage assets under custody at the Company's primary broker-dealer subsidiary, LPL Financial, as well as assets under custody of a third-party custodian related to Atria’s seven introducing broker-dealer subsidiaries.
(19) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(20) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.

(21) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(22) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(23) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(24) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.
(25) Client cash balances include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the consolidated balance sheets. The following table presents purchased money market funds for the periods presented (in billions):

	Q4 2024	Q3 2024	Q4 2023
Purchased money market funds	$41.0	$38.5	$29.5
(26) During the first quarter of 2024, the Company updated its definition of client cash account balances to exclude other client payables. Prior period disclosures have been updated to reflect this change as applicable.
(27) Calculated by dividing revenue for the period by the average balance during the period.
(28) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q4 2024	Q3 2024	Q4 2023
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$1,058,616	$1,005,422	$1,066,250
Interest expense on borrowings	274,181	246,618	186,804
Provision for income taxes	334,276	339,977	378,525
Depreciation and amortization	308,527	284,431	246,994
Amortization of other intangibles	135,234	121,238	107,211
EBITDA	$2,110,834	$1,997,686	$1,985,784
Credit Agreement Adjustments:
Acquisition costs and other(15)(37)	$223,614	$236,007	$110,170
Employee share-based compensation	88,957	78,425	66,024
M&A accretion(38)	235,048	26,265	30,268
Advisor share-based compensation	2,597	2,503	2,561
Loss on extinguishment of debt	3,983	—	—
Credit Agreement EBITDA	$2,665,033	$2,340,886	$2,194,807
(29) Calculated based on the average advisor count from the current period and prior periods.
(30)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(31) Represents amortization expense on forgivable loans for transition assistance to advisors and institutions.
(32) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Advisor Institute, Bookkeeping, Partial Book Sales, CFO Essentials, Digital Marketing, Payroll Services and HR Solutions) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning, Tax Planning, and High Net Worth Services) for which subscriptions are the number of advisors using the service.
(33) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.

(34) Capital expenditures represent cash payments for property and equipment during the period.
(35) Acquisitions, net represent cash paid for acquisitions, net of cash acquired during the period.
(36) Represents a fair value adjustment to our contingent consideration liabilities that is reflected in other expense in the consolidated statements of income.
(37) Acquisition costs and other primarily include acquisition costs, costs incurred related to the integration of the strategic relationship with Prudential, a $26.4 million reduction related to the departure of the Company’s former Chief Executive Officer and related clawback of share-based compensation awards, an $18.0 million regulatory charge recognized during the three months ended September 30, 2024 reflecting the amount of a penalty proposed by the SEC as part of its civil investigation of the Company’s compliance with certain elements of the Company’s AML compliance program, and a $40.0 million regulatory charge recognized during the three months ended September 30, 2023 to reflect the amount of a penalty proposed by the SEC as part of its civil investigation of the Company's compliance with records preservation requirements for business-related electronic communications stored on personal devices that have not been approved by the Company.
(38)    M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.